Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

SPROUTS FARMERS MARKET REVISES CREDIT FACILITY

PHOENIX, Ariz. – (Globe Newswire) – March 25, 2022 – Sprouts Farmers Market, Inc. (“Sprouts”; Nasdaq: SFM) today announced the closing of a $700 million revolving credit facility (the “Revolving Credit Facility”) under a credit agreement dated as of March 25, 2022 (the “Credit Agreement”). The Revolving Credit Facility and Credit Agreement refinance the Company’s previously existing $700 million revolving credit facility, which was repaid and terminated in connection with Sprouts’ entry into this new Credit Agreement. The Credit Agreement contains terms and conditions substantially similar to the previously existing credit agreement, with a commitment expiration date of March 2027 and the addition of sustainability-linked pricing terms, revised pricing terms for loans and commitments thereunder and additional covenant flexibility. A portion of the pricing for loans and commitments under the Revolving Credit Facility will be based on Sprouts’ performance in two sustainability-linked areas – Board of Director diversity and sales of socially and environmentally sustainable products. At closing, Sprouts had outstanding total borrowings of $250 million and letters of credit of $32 million outstanding under the Revolving Credit Facility, with a remaining availability of $418 million under the Revolving Credit Facility.

“While we plan to continue to fund operations and unit growth through our robust cash flow generation, this facility provides Sprouts with greater financial flexibility as we grow,” said Chip Molloy, chief financial officer of Sprouts. “As well, linking our credit agreement to sustainability objectives supports our “doing well by doing good” philosophy”, Mr. Molloy stated.

Bank of America, N.A. acted as administrative agent, issuing bank and swingline lender, J. P. Morgan Securities LLC, acted as sustainability structuring agent, BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC acted as syndication agents, Truist Bank and PNC Bank, N.A. acted as documentation agents, and BofA Securities, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC, acted as joint bookrunners and joint lead arrangers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our plans regarding unit growth and cash flow generation as well as our company growth. Forward-looking statements are based on our beliefs as well as assumptions made by, and information currently available to, us. The risks and uncertainties to which the forward-looking statements are subject include, without limitation, adverse impacts due to the COVID-19 pandemic, supply chain disruptions, general economic conditions that impact consumer spending or result in competitive responses, our ability to maintain or improve our operating margins, and other risks detailed in the “Special Note Regarding Forward-Looking Statements,” “Risk Factors,” and other sections of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Except as required by applicable law or regulation, we disclaim any obligation, and do not intend, to publicly update or review any of our forward-looking statements, whether as a result of new information, future events, or otherwise.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest-growing retailers in the country, Sprouts employs approximately 31,000 team members and operates more than 370 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

3/25/22